UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2018

SANGAMO THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30171	68-0359556
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Canal Blvd., Richmond, California 94804
(Address of Principal Executive Offices) (Zip Code)

(510) 970-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2018 the Board of Directors (the “Board”) of Sangamo Therapeutics, Inc. (the “Company”) elected Dr. Karen Smith to serve as a director of the Board until the Company’s next annual meeting of stockholders and until her successor has been duly elected and qualified, or until her earlier death, resignation or removal. As of the date of this report, Dr. Smith has not been named to any Board committees and no Board committee assignments are contemplated at this time. Dr. Smith was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person.

Dr. Smith will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation practices, as described in the Company’s definitive proxy statement for the 2018 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 24, 2018. In this regard, pursuant to the automatic grant program of the Company’s 2018 Equity Incentive Plan (the “2018 Plan”), Dr. Smith was granted an option (the “Director Option”) to purchase 30,000 shares (the “Option Shares”) of the Company’s common stock and a restricted stock unit award of 5,000 shares (the “RSU shares”) of the Company’s common stock under the 2018 Plan. The Option Shares will vest in 36 successive equal monthly installments measured from the date of grant, subject to Dr. Smith’s continuous service (as defined in the 2018 Plan) through the applicable vesting dates. The RSU Shares will vest with respect to 1/3rd of the RSU Shares in three equal annual installments over the three-year period measured from the date of grant, subject to Dr. Smith’s continuous service through the applicable vesting dates. The Director Option has an exercise price of $15.65 per share (the closing sales price of the Company’s common stock on June 26, 2018 as reported on the Nasdaq Global Select Market) and a term of 10 years, subject to earlier termination following Dr. Smith’s cessation of continuous service.

In connection with her election to the Board, the Company has entered into its standard indemnification agreement with Dr. Smith, which requires the Company, under the circumstances and to the extent provided for therein, to indemnify Dr. Smith to the fullest extent permitted by applicable law against certain expenses and other amounts incurred by her as a result of either of her being made a party to certain actions, suits, investigations and other proceedings by reason of the fact that she is or was a director of the Company, a Company employee in a fiduciary capacity with respect to an employee benefit plan of the Company, or a director of any other entity at the request of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANGAMO THERAPEUTICS, INC.

Date: June 28, 2018	By:	/s/ Heather Turner
	Name:	Heather Turner
	Title:	Senior Vice President and General Counsel